RENEWAL OF LEASE CONTRACT

THIS RENEWAL OF LEASE CONTRACT made hereto by and between MONTEREY & GREAT PACIFIC CORPORATION, hereinafter called Lessor, and MoveMoney.com, Inc., hereinafter called Lessee

WITNESSETH:

Whereas lessor and lessee heretofore entered into a lease Contract, dated July 1, 2000, covering approximately 3,320 square feet of rentable space on the third .(3rd) floor(s) of the Congress Square II office building, Austin, Travis County, Texas.

This renewal Contract is for three (3) year(s), commencing on July 1, 2003 (Commencement date), and terminating on June 30, 2006.

II

Lessee shall pay to Lessor as rental for 3,320 square feet of rentable space on third (3rd) floor the sum of $4,150.00 per month during the period commencing July 1, 2003, and terminating June 30, 2006, except for the months of July, August and September 2003 which will be rent free.

III

Except as modified by this Renewal of Lease Contract, the Original and all prior Amendments to Lease Contract remain unchanged and continue unabated in full force and effect.

Executed in multiple counterparts, each of which shall have the force and effect of an original as of this 1st day of March, 2003.

LESSOR

                    LESSEE

 /s/WILLIAM R. DAWSON, President

                     /s/ MARK ESHELMAN, Chief Operating Officer

MONTEREY & GREAT PACIFIC CORPORATION

                    MoveMoney.com,lnc.